CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 39 to  Registration
Statement  No.  2-65245 of  Centennial  Money  Market  Trust on Form N-1A of our
report  dated  August  15,  2005,  appearing  in  the  Statement  of  Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
October 13, 2005